ROSS MILLER	Filed in the office of	Document Number
Secretary of State		20110346130-41
206 North Carson Street	Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4299	Secretary of State	05/09/2011 11:28 AM
(775) 684 8708	State of Nevada	Entity Number
Website: secretaryofstate.biz		E0265282011-8

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	SOUNDSTORM DIGITAL, INC.

2.	Resident Agent	Resident Agents of Nevada, Inc.
	Name and Street	Name
Address:
	(must be a Nevada address	Street Address	City	State	Zip Code
where process may be
	served)	Optional Mailing Address	City	State	Zip Code

3.	Shares:	75,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to	with par value:		without par value:
Issue)

4.	Names	GEOFFREY LEE
	& Addresses,	Name
	of Board of	711 S. CARSON STREET #4	CARSON CITY	NEVADA	89701
	Directors/Trustees:	Street Address	City	State	Zip Code
	(attached additional page	CHARLES AUSTIN
	there is more than 3	Name
	directors/trustees)	711 S. CARSON STREET #4	CARSON CITY	NEVADA	89701
		Street Address	City	State	Zip Code
5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	Any legal purpose

6.	Names, Address	SANDRA L. MILLER	/S/ SANDRA L. MILLERR
	and Signature of	Name	Signature
	Incorporator:	711 S. CARSON STREET #4	CARSON CITY	NEVADA	89701
	(attached additional page	Street Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/S/ RESIDENT AGENTS OF NEVADA, INC.		5/9/2011
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

of

Soundstorm Digital, Inc.

A Nevada Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of fanning a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes, the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I

NAME

The name of the corporation is Soundstorm Digital, Inc.

ARTICLE II

PRINCIPAL OFFICE

Section 2.01 Commercial Registered Agent. The name and address of its Commercial Registered Agent for service process is Resident Agents of Nevada, Inc. 711 S. Carson, Suite 4, Carson City, Nevada 89701.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE III

SHARES OF STOCK

Section 3.01 Number and Class. The amount of the total authorized capital stock of this corporation is Seventy-Five Million (75,000,000) shares with a par value of $0.001 designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 3.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its discretion, may determine from time to time.

Section 3.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular

ARTICLE IV

DIRECTORS

Section 4.01 Governing Board. The members of the Board of Directors of the corporation shall be styled directors.

Section 4.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(s) of the initial members of the Board of Directors are as follows:

NAME      ADDRESS

Geoffrey Lee & Charles Austin of 711 S. Carson, #4, Carson City, Nevada 89701

These individuals shall serve as directors of the corporation until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

Section 4.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

ARTICLE V

PURPOSE

The corporation is organized for the purpose of engaging 'n any lawful activity, within or without the State of Nevada.

ARTICLE VI

INCORPORATORS

The name and address of the sole incorporator is Sandra L. Miller 711 S. Carson, Ste 4, Carson City, Nevada 89701.

ARTICLE VII

PERIOD OF DURATION

This corporation is to have A PERPETUAL existence.

ARTICLE VIII

DIRECTORS AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.

ARTICLE IX

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation_ Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises, against any liability asserted against such person and incurred tn any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X

AMENDMENTS

Subject at all times to the express provisions of Section 4.03, hereof, which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE XI

POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:

(1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

(4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(5) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the Board of Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of May, 2011 hereby declaring and certifying that the facts stated herein above are true.

/s/ Sandra L. Miller

Sandra L. Miller

Sole Incorporator

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF COMMERCIAL

REGISTERED AGENT

IN THE MATTER OF: Soundstorm Digital, Inc.

Resident Agents of Nevada, Inc. with address at 711 S. Carson, Ste 4, Carson City, Nevada B9701, hereby accepts the appointment as Commercial Registered Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is as set forth above.

IN WITNESS WHEREOF, I hereunto set my hand this 9th day of May 2011.

By: /s/ Sandra L. Miller

Sandra L. Miller

Resident Agents of Nevada, Inc.

Commercial Registered Agents